EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Announces First Quarter 2017 Financial Results

Coeur d’Alene, Idaho – February 14, 2017 – Timberline Resources Corporation (OTCQB: TLRS; TSX-V: TBR) (“Timberline” or the “Company”) today announced consolidated financial results for its first fiscal year 2017 quarter which ended December 31, 2016.  A summary of selected financial results is presented in the following table:

($US 000’s, except earnings per share)	Quarter Ended December 31,
	2016	2015
Consolidated net loss	$(327)	$(784)
Consolidated net loss per share, basic and diluted	(0.01)	(0.06)
Mineral exploration expenses	46	139
Working capital	121	(583)

Timberline reported a consolidated net loss of $0.3 million for the quarter ended December 31, 2016, including exploration expenditures of $46 thousand.  The Company’s exploration expenditures during the quarter continued to be curtailed to conserve cash.  During the quarter ended December 31, 2016, the Company received $375 thousand from the refund of reclamation bond funds that are no longer required in Nevada.  The Company has an ongoing metallurgical and geotechnical test program at the Talapoosa gold and silver project in Nevada from which it continues to receive positive results.  The primary objective of the test program is to assess the potential to improve heap permeability and enhance gold and silver leach efficiency for the processing of the mineralized material at Talapoosa.  The Company expects, subject to raising sufficient capital, to continue to advance the Talapoosa project toward a feasibility study and further development.

Timberline’s President and CEO, Steve Osterberg, commented, “We are pleased to see recent strengthening in the precious metal commodities and equities markets.  As noted in our press release on January 31, the results of our ongoing metallurgical testing at Talapoosa continue to confirm our belief that recoveries can meet or exceed those estimated in the May 2015 Talapoosa Preliminary Economic Assessment.  Based in part on these factors, we anticipate that we will be able to obtain capital for the continued advancement and development of Talapoosa.”

About Timberline Resources

Timberline Resources Corporation is focused on advancing district-scale gold exploration and development projects in Nevada, including its Talapoosa project in Lyon County where the Company has completed and disclosed a positive preliminary economic assessment.  Timberline also controls the 23 square-mile Eureka project lying on the Battle Mountain-Eureka gold trend.  At Eureka, the Company continues to advance its Lookout Mountain and Windfall project areas.  Exploration potential occurs within three separate structural-stratigraphic trends defined by distinct geochemical gold anomalies.  Timberline also owns the Seven Troughs property in northern Nevada, known to be one of the state's highest grade, former producers.

Timberline is listed on the OTCQB where it trades under the symbol "TLRS" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding ongoing results of metallurgical and geotechnical tests, potential to improve heap permeability and enhance gold and silver leach efficiency, the Company’s ability to continue to advance its projects toward feasibility and development, continued strength in the gold market, recoveries being able to meet or exceed the projections in the preliminary economic assessment, the Company’s ability to raise any or sufficient capital for the advancement and development of Talapoosa, advancement of projects, and exploration potential.  When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to changes in the Company’s business resulting in changes in the use of proceeds, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2016.  Except as required by law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

For Further Information Please Contact:

Steven A. Osterberg

President and CEO

Tel:   208-664-4859

E-mail:  info@timberline-resources.com

Website:  www.timberline-resources.com

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